Vista International Technologies, Inc. 10-K

Exhibit 10.26

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) dated this 15th day of February, 2012

BETWEEN:

REO Holdings of 731 Northshore Ct, Coppell, TX 75019

(the “Lender”)

OF THE FIRST PART

AND

Tim D. Ruddy of 3885 Vale View Lane, Mead, CO 85042; and

Vista International Technologies LLC, of 88 Inverness Circle, Englewood, CO 80112

(collectively and individually the “Borrower”)

OF THE SECOND PART

IN CONSIDERATION OF the Lender loaning certain monies (the “Loan”) to the Borrower, and the Borrower repaying the Loan to the Lender, both parties agree to keep, perform and fulfill the promises and conditions set out in this Agreement:

Loan Amount & Interest

1.	The Lender promises to loan thirty-two thousand, seven hundred fifty ($32,750.00) USD, to the Borrower and the Borrower promises to repay this principal amount to the Lender, at 731 Northshore Ct, Coppell, TX 75019, or at such address as may be provided in writing, with interest payable on the unpaid principal at the rate of 18 percent per annum, calculated monthly not in advance.

2.	The individual borrowers are jointly and severally liable to the Lender for the full principal amount, plus the applicable interest.

Payment

3.	This Loan will be repaid in 20 consecutive monthly installments of $1,955.00 each commencing April 1, 2012 and continuing on the first of each following month with the balance then owing under this Agreement being paid at the end of its term.

4.	At any time while not in default under this Agreement, the Borrower may pay the outstanding balance then owing under this Agreement to the Lender without further bonus or penalty.

Default

5.	Notwithstanding anything to the contrary in this Agreement, if the Borrower defaults in the performance of any obligation under this Agreement, then the Lender may declare the principal amount owing and interest due under this Agreement at that time to be immediately due and payable.

6.	If the Borrower defaults in payment as required under this Agreement or after demand for ten (10) days, the Security will be immediately provided to the Lender and the Lender is granted all rights of repossession as a secured party.

Security

This Loan is secured by the following equipment (the “Security”): One(l) John Deere model 644G Loader s/n DW644GB552750 One(l) 40X60 Incline Troughing Belt Conveyor 7HP TEFC 1750 RPM motor s/n VVIT-2012 BB-1, One(l)40X30 Incline slider Belt Conveyor 5HP TEFC 1750 RPM motor s/n VVIT-2012 BB-2, One(l)20'X30'' Incline Slider Bed 5HP TEFC 1750 RPM motor Conveyor VVIT-2012 BB-3, together with all attachments, accessories, repairs, additions thereto and proceeds thereof.

7.	This Loan Agreement is made in connection with the purchase of the Security by the Borrower, from the Lender. The Lender will transfer title to the Security to the Borrower upon execution of this Agreement. The Lender will retain a security interest in the Security until payment of the full amount of the Loan is made by the Borrower. The Lender will be listed as a lender on the title to the Security. Upon receiving full payment, the Lender will remove its security interest from the title to the Security.

Governing Law

8.	This Agreement will be construed in accordance with and governed by the laws of the State of Texas.

Costs

9.	All costs, expenses and expenditures including, without limitation, the complete legal costs incurred by enforcing this Agreement as a result of any default by the Borrower, will be added to the principal then outstanding and will immediately be paid by the Borrower.

Binding Effect

10.	This Agreement will pass to the benefit of and be binding upon the respective heirs, executors, administrators, successors and permitted assigns of the Borrower and Lender. The Borrower waives presentment for payment, notice of non-payment, protest, and notice of protest.

Amendments

11.	This Agreement may only be amended or modified by a written instrument executed by both the Borrower and the Lender.

Severability

12.	The clauses and paragraphs contained in this Agreement are intended to be read and construed independently of each other. If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties’ intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.

General Provisions

13.	Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

Entire Agreement

14.	This Agreement constitutes the entire agreement between the parties and there are no further items or provisions, either oral or otherwise.

IN WITNESS WHEREOF, the parties have duly affixed their signatures under hand and seal on this 15th day of February, 2012.

SIGNED, SEALED, AND DELIVERED
this 15th day of February, 2012.
REO Holdings

Notarial Acknowledgment

Declared at (city)____________________on (day) _______________ of (month, year)

______________________________.

Before me, (Notary’s name) _______________________________________

Signature ________________________________________ (Seal)

NOTARY PUBLIC IN AND FOR the State of Texas.

Address _____________________________________

Telephone ___________________________________

SIGNED, SEALED, AND DELIVERED
this 15th day of February, 2012.
Tim D. Ruddy

Vista International Technologies LLC,
per: _____________________ (SEAL)

Notarial Acknowledgment

Declared at (city) ________________________________ on (day) ______________ of (month, year)

___________________________________.

Before me, (Notary’s name) _________________________________________

Signature _____________________________________________________ (Seal)

NOTARY PUBLIC IN AND FOR the State of Colorado.

Address ____________________________________________

Telephone ________________________________________

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